Exhibit 99.1

FINANCIAL STATEMENTS
Granahan McCourt Acquisition Corporation
(A Development Stage Company)
Index of Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheet as of October 24, 2006	F-3

Statement of Operations for the period from July 10, 2006 (date of inception)
through October 24, 2006	F-4

Statement of Stockholders’ Equity for the period from July 10, 2006
(date of inception) through October 24, 2006	F-5

Statement of Cash Flows for the period from July 10, 2006 (date of inception)
through October 24, 2006	F-6

Notes to Financial Statements for the period from July 10, 2006 (date of inception)
through October 24, 2006	F-7

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Granahan McCourt Acquisition Corporation

We have audited the accompanying balance sheet of Granahan McCourt Acquisition Corporation (a development stage company) (the “Company”) as of October 24, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from July 10, 2006 (date of inception) through October 24, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granahan McCourt Acquisition Corporation as of October 24, 2006 and the results of its operations and its cash flows for the period from July 10, 2006 (date of inception) through October 24, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Pressman Ciocca Smith LLP

Huntingdon Valley, Pennsylvania
October 26, 2006

Granahan McCourt Acquisition Corporation
(A Development Stage Company)
Balance Sheet
October 24, 2006

Assets
Current assets
Cash and cash equivalents	$2,210,021
Cash and cash equivalents held in trust account	88,650,000
Prepaid expenses	15,200

$90,875,221

Liabilities and stockholders’ equity
Current liabilities
Accrued expenses	$2,489
Accrued offering costs	316,848
Deferred underwriting fees	3,600,000

Total current liabilities	3,919,337

Common stock, subject to possible conversion, 2,249,999 shares at conversion value	17,729,992

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.0001 par value, 100,000,000 shares authorized 14,484,375 shares issued and outstanding (which includes 2,249,999 shares subject to possible conversion)	1,448
Additional paid-in capital	69,228,433
Deficit accumulated during the development stage	(3,989)
69,225,892

$90,875,221

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)
Statement of Operations
Period from July 10, 2006 (Date of Inception) Through October 24, 2006

Revenues	$—
Formation and operating expenses	3,989

Net loss	$(3,989)

Loss per share — basic and diluted	$(0.00)

Weighted average number of common shares outstanding — basic and diluted	3,340,507

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)
Statement of Stockholders’ Equity
Period from July 10, 2006 (Date of Inception) Through October 24, 2006

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance at July 10, 2006 (Date of Inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	3,234,375	323	1,677	—	2,000
Issuance of warrants in private placement	—	—	4,000,000	—	4,000,000
Sale of 11,250,000 units, net of underwriters’ discount and offering expenses	11,250,000	1,125	82,956,748	—	82,957,873
Net proceeds subject to possible conversion of 2,249,999 shares	—	—	(17,729,992)	—	(17,729,992)
Net loss for the period	—	—	—	(3,989)	(3,989)

Balance, October 24, 2006	14,484,375	$1,448	$69,228,433	$(3,989)	$69,225,892

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)
Statement of Cash Flows
Period from July 10, 2006 (Date of Inception) Through October 24, 2006

Cash flows from operating activities
Net loss	$(3,989)
Changes in operating assets and liabilities:
Prepaid expenses	(15,200)
Accrued expenses	2,489

Net cash (used in) operating activities	(16,700)

Cash flows from investing activities
Cash held in trust account	(88,650,000)

Net cash (used in) investing activities	(88,650,000)

Cash flows from financing activities
Proceeds from offering, net	86,874,721
Proceeds from note payable to stockholder	218,000
Repayment of note payable to stockholder	(218,000)
Proceeds from issuance of warrants	4,000,000
Proceeds from issuance of common stock	2,000

Net cash provided by financing activities	90,876,721

Net increase in cash and cash equivalents	2,210,021

Cash and cash equivalents, beginning	—

Cash and cash equivalents, ending	$2,210,021

Supplemental disclosure of noncash financing transactions
Accrued offering costs	$316,848
Deferred underwriting fees	3,600,000

See accompanying notes.

Granahan McCourt Acquisition Corporation
(A Development Stage Company)
Notes to Financial Statements
Period from July 10, 2006 (Date of Inception) Through October 24, 2006

Note A — Organization and Business Operations

Granahan McCourt Acquisition Corporation (the “Company”) was incorporated in Delaware on July 10, 2006 as a blank check company for the purpose of acquiring, or acquiring control of, one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business transaction (“Business Combination”).  As of October 24, 2006, the Company had not commenced any operations.  All activity through October 24, 2006 relates to the Company’s formation, the sale of shares of common stock in a private placement, the sale of warrants in a private placement and the initial public offering (the “Offering”) described below.  The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering was declared effective on October 18, 2006.  The Company consummated the Offering of 11,250,000 Units (as defined in Note C) on October 24, 2006 for net proceeds of approximately $83 million.  On October 24, 2006, the Company consummated a private placement of 4 million warrants (the “Private Placement”) for an aggregate purchase price of $4 million.  The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and the Private Placement, although substantially all of the net proceeds of the Offering and the Private Placement are intended to be generally applied toward consummating a Business Combination.  Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.  Upon the closing of the Private Placement and the Offering, $88.65 million (including $3.6 million of underwriters fees which have been deferred by the underwriters as described in Note C) was placed in a trust account (“Trust Account”) and will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination in which the fair market value of the assets or operating businesses acquired is at least 80% of the balance in the Trust Account and (ii) liquidation of the Company.  The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.  The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval.  In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.  Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.  Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by initial stockholders.  In this respect, $17,729,992 has been classified as common stock subject to possible conversion at October 24, 2006.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings.  In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note C).

Note B — Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding its financial statements.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all marketable debt securities with original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected when realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carry forwards and temporary differences of approximately $1,400.  Due to the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company recorded a full valuation at October 24, 2006.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C — Offering

In the Offering, effective October 24, 2006, the Company sold to the public 11,250,000 units (“Units”) (excluding 1,687,500 units pursuant to the underwriters’ over-allotment option).  The underwriters were paid fees equal to 3% of the gross proceeds of the Offering, or $2,700,000, at the closing of the Offering and have agreed to defer an additional $3,600,000 (the “Deferred Fees”) of their underwriting fees ($4,140,000 if the over-allotment option is exercised in full) until the consummation of a business combination.  Upon the consummation of a business combination, the Company will pay such Deferred Fees out of the proceeds of the Offering held in the Trust Account.  The underwriters will not be entitled to any interest accrued on the Deferred Fees.  The underwriters have agreed to forfeit any rights to, or claims against, such proceeds if the Company does not successfully complete a business combination.

Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each a “Warrant”).  Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) the completion of a Business Combination with a target business and (b) October 18, 2007.  The Warrants will expire on October 18, 2010.  No warrant may be exercised unless, at the time of exercise, a post effective amendment to the registration statement, or a new registration statement, is effective that includes a current prospectus relating to the common stock issuable upon exercise of the warrant and the common stock underlying the warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrant.  The Company is not required to net-cash settle any warrant if it is unable to maintain a current prospectus.  The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending three business days prior to the date on which notice of redemption is given.  The Company does not need the consent of the underwriters in order to redeem the outstanding Warrants.

Mr. David C. McCourt purchased from the Company in a private placement 4,000,000 warrants, at a purchase price of $1.00 per warrant, for an aggregate purchase price of $4,000,000.  The $4,000,000 proceeds from the private placement were placed in the Trust Account and are part of the liquidating distribution to the public stockholders in the event of liquidations prior to a Business Combination.  The warrants sold in the private placement can be exercised on a cashless basis.  The warrants sold in the private placement have terms and provisions that are otherwise identical to those of the warrants being sold in the Offering but the warrants issued in connection with the private placement will not be transferable by Mr. McCourt until after the consummation of the initial Business Combination, except that Mr. McCourt is permitted to transfer the warrants sold in the private placement in certain limited circumstances, such as by will in the event of his death or to other of the Company’s officers and directors.  However, the transferees receiving such warrants will be subject to the same transfer restrictions imposed on Mr. McCourt.  In the event of liquidation prior to a Business Combination, the warrants to be sold in the private placement will be worthless.

Note D — Note Payable to Stockholder

The Company issued a $218,000 unsecured promissory note to one stockholder, David C. McCourt, on July 17, 2006.  The note was non-interest bearing and was payable on the earlier of July 17, 2007 and the consummation of the Company’s Offering.  The note was fully repaid on October 24, 2006 and no further amounts are due.

Note E - Commitments

Commencing on October 18, 2006, the effective date of the registration statement for the Offering (See Note C), through the earlier of the consummation of a Business Combination or the liquidation of the Company, the Company will pay a fee of $10,000 per month to an affiliate of Mr. McCourt for certain administrative services, including office space, utilities and secretarial support.

There are 421,875 shares of common stock subject to repurchase, at a cost of $261, by the Company to the extent the underwriters’ over-allotment option is not exercised.  These shares are also subject to certain transfer restrictions.

In the event the underwriters’ over-allotment option is exercised, the Company would incur an additional current liability of $945,000, payable from the proceeds from the over-allotment.  Of the additional underwriter’s fees, $540,000 will be added to the Trust Account.

Note F — Common Stock

On October 24, 2006, the Company effected a 0.72 to 1 reverse stock split of its common stock.  Following this reverse stock split, and prior to the Offering, there were 3,234,375 shares of common stock outstanding.  All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect the reverse stock split.

Note G — Preferred Stock

The Company is authorized to issue 5,000 shares of blank check preferred stock with such designation, voting and other rights and preferences as may be determined from time to time by the Board of Directors.